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                                                                   EXHIBIT 10.47

                    PRIVATE LABEL AND MANUFACTURING AGREEMENT

     This Private Label and Manufacturing Agreement (this Agreement) is made and entered into as of May 11,1998, (the "Effective Date"), by and between Electronics Accessory Specialists International, Inc. (d/b/a "Mobility Electronics"), a Delaware corporation ("Mobility"), and Targus Group International, Inc., a Delaware corporation ("Targus"). For purposes of this Agreement, "Targus" shall include its subsidiaries; provided, however, that Targus shall be responsible for the actions and/or inaction's of its subsidiaries with respect to the performance of this Agreement. Targus and Mobility are each sometimes referred to herein as a "Party" and collectively as the "Parties".

1.   DEFINITIONS

     1.1 "Alternative Product" means a product of a manufacturer other than Mobility, which possesses characteristics of quality, function, and performance comparable to a Product.

     1.2 "Commercially Reasonable Cost" means no greater than 120% of the cost of an Alternative Product.

     1.3 "Components" means parts, materials, assemblies, subassemblies or components which Mobility purchases from third parties for incorporation into the Products prior to delivery.

     1.4 "Custom Components" means Components which are unique to and used only in the Custom Products, which cannot be reasonably incorporated into other products or sold profitably to third parties. Custom Components for each Custom Product are identified on Attachments 2 and 3.

     1.5 "Custom Products" means products, including unique plastics or other differentiating features, developed specifically for Targus by Mobility, which initial products shall be described on Attachments 2 and 3 to this Agreement.

     1.6 "Long Lead Components" means the Components for a Custom Product which are identified on Attachments 2 and 3.

     1.7  "PO's" means Targus's purchase orders issued under this Agreement.

     1.8  "Products" means, collectively, Custom Products and Standard Products.

     1.9 "Standard Products" means the products of Mobility described on Attachment 1 of this Agreement, other than Custom Products.

2.   TERM

     2.1 Subject to Section 2.2 below, this Agreement shall commence on the Effective Date and shall continue for a period of one (1) year thereafter (the "Initial Term"); provided, however, that the term of this Agreement shall be renewed on a year-to-year basis thereafter (each, a "Renewal Term"), unless either Party gives written notice to the other Party, at least ninety (90) days prior to the end of the then-current term, of such Party's desire to terminate this Agreement at the expiration of the then-

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          current term. The Initial Term and any Renewal Term(s) are sometimes collectively referred to herein as the "Term". Notwithstanding the above, this Agreement shall continue after the expiration of the Term with respect, and only with respect, to any Products on order pursuant to "PO's" accepted by Mobility prior to or at the time of such termination, and with respect to Targus's liabilities for Long Lead Components and Custom Components as otherwise provided in this Agreement.

     2.2 This Agreement may be terminated by either Party upon the material breach of this Agreement by the other Party, which breach is not cured within sixty (60) days after delivery of written notice by the non-breaching Party to the breaching Party.

     2.3 At least thirty (30) days prior to the effective date of termination of this Agreement, Mobility will submit its final bill to Targus for any Long Lead Components and Custom Components, which final bill will be equal to the amount paid or to be paid by Mobility for Long Lead Components and Custom Components that have not or will not be utilized in any outstanding "PO's" at the time.

3.   CUSTOM PRODUCT DEVELOPMENT

     3.1 Mobility agrees to use commercially reasonable efforts to develop any Custom Product (including, without limitation, power or docking station products) requested in writing by Targus, subject to the remainder of this Section. Any Custom Product shall be developed and manufactured pursuant to the terms and conditions of this Agreement (including, without limitation, Section 3.2 below). In addition, prior to commencing the development of any Custom Product, the Parties shall have mutually agreed to a development program schedule, NRE and Tooling Charges, quantity purchase minimum and a PO lead time, which agreement shall be in writing in the form of Attachment 3 to this Agreement. Mobility agrees that it will not market or sell any Custom Product to any person or entity other than Targus.

     3.2 Targus agrees that at the time Mobility begins to develop a Custom Product, Targus will place a separate PO for NRE and Tooling Charges for such Custom Product, with the terms of such PO being fifty percent (50%) due and payable upon placement of the PO, and the remaining fifty percent (50%) due and payable upon approval of first article.

     3.3 Targus hereby agrees that Mobility shall be the exclusive manufacturer and supplier to Targus of the Products, subject to Section 6.1 below. Any material changes to any Custom Products will require the written consent of both Parties pursuant to an amendment to Attachment 2 or 3 (as applicable). Mobility agrees to use all commercially reasonable efforts to incorporate into the Products any changes reasonably requested by Targus, which changes shall be incorporated as soon as practicable after an amendment to Attachment 2 or 3 (as applicable) has been executed by the Parties setting forth such change, as well as the affect, if any, on the purchase price of such Product.

4.   ORDERING AND DELIVERY

     4.1 Targus will provide to Mobility on a calendar monthly basis a six-month rolling forecast of anticipated purchases of Products by Targus for the following six-month period. Based on such forecast, Mobility intends to purchase the minimum required



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          Long Lead Components and Custom Components for such anticipated Custom
          Products (taking into account the expected lead-time for delivery of such Components).

     4.2 Targus will order Products by issuing PO's. Mobility will use all commercially reasonable efforts to fill any PO's within the lead-time for such Products as set forth in Attachment 4. As part of this agreement, Targus agrees to issue the PO attached as Attachment 5 hereto.

     4.3 Mobility agrees to use all commercially reasonable efforts to deliver the Products to Targus in a timely manner, as provided in the PO's; it being acknowledged and agreed that Mobility will manufacture to PO's provided by Targus and, at Mobility's sole discretion, will not manufacture or inventory Products in excess of PO quantities, except as provided in Section 4.1 above.

     4.4 All deliveries of Products will be made F.O.B. Scottsdale, Arizona, United States of America. Mobility will accommodate other delivery requests made by Targus for an additional charge.

     4.5 Each Product shall have affixed thereto an non-prominent label titled "Manufactured by Mobility Electronics for ________" (i.e. Port or Targus), which label shall be in form, and located on the Product in a place, mutually agreeable to the parties. If the Parties in good faith cannot mutually agree to such a label, then similar text will be included in the packaging or manual for the Product.

5.   MOBILITY WARRANTIES

     5.1 Mobility shall manufacture the Standard Products in accordance with the product specifications, which specifications may be changed from time to time by Mobility upon thirty (30) days prior written notice to Targus. Mobility shall manufacture Custom Products in accordance with the specifications for such Custom Products (as set forth in Attachment 2 or 3 (as applicable) for each of such Custom Product). Mobility shall not make any material change in the Custom Products without prior written approval of Targus. For each Custom Product, Mobility will provide Targus with a "First Article" from its initial production run for quality verification and approval.

     5.2 Mobility warrants that all Products shall comply with all applicable governmental laws and regulations, and be free from defects in design, material, workmanship and performance for the period set forth in the product specification. Targus will provide written notice of any warranted defect promptly upon its discovery. Upon receipt of such notice, Mobility shall arrange for the repair or replacement, at Mobility's sole discretion, of the Product and shall bear all costs necessary to complete such repair or replacement Targus shall not be required to return failed Products to Mobility, unless specifically requested by Mobility. At the request of Mobility, Targus shall use its best efforts to deliver to Mobility, at Mobility's cost and expense, any failed Products. Any Products returned shall be subject to reasonable inspection by, and the concurrence of, Mobility.



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     5.3  Mobility warrants that it has the unrestricted worldwide right to manufacture, sell and deliver the Products to Targus and that it has in place proper authorizations and licenses from all parties as may be necessary to deliver the Products to Targus.

     5.4 Mobility warrants that no Products will infringe any patent, copyright, trademark, trade secret or other proprietary or intellectual property right of any third party. Mobility shall indemnify, defend and hold harmless Targus, its parent, subsidiaries, affiliates and Targus (each an "Indemnitee" and collectively, the "Indemnities") from any damage, expense, liability, cost (including attorney's fees and expenses) arising out of any suit, claim, action or proceeding alleging any such infringement. Targus agrees to provide prompt written notice to Mobility upon receipt by any Indemnitee of any suit, claim, action or proceeding alleging such infringement, and Mobility shall have the right to defend such suit, claim, action or proceeding at its own expense. Such Indemnitee may participate in such defense at its own expense and will reasonably cooperate with Mobility in the defense there of, and such Indemnitee agrees that it will not unreasonably withhold its consent to any settlement or compromise thereof.

     5.5 THE ABOVE WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH WARRANTIES ARE SPECIFICALLY DENIED.

6.   PRODUCT PRICING AND PAYMENT

     6.1 In the event Targus believes that the cost of a Product is in excess of a Commercially Reasonable Cost, Targus shall notify Mobility in writing of such circumstance, and Mobility shall have thirty days to provide a mutually acceptable written explanation as to how Mobility plans to cure the situation. If Mobility fails to cure the situation within ninety days thereafter, as to the Product in question, Targus may purchase and sell an Alternative Product.

     6.2 Each Product shall have a purchase price as provided in Attachment 4 to this Agreement and Mobility shall use its best efforts to meet the Commercially Reasonable Cost requirements of Targus; provided, however, Mobility shall have the final right to establish its purchase prices. Mobility may change the purchase price of any Product upon seventy-five (75) days prior written notice to Targus. Mobility shall offer each Product to Targus at a purchase price that is not more than the purchase price offered to any other customer of Mobility, given similar volumes and timing of purchases and payment terms.

     6.3  Deleted.

     6.4 Mobility shall invoice Targus upon shipment. Payment for Product invoices shall be subject to a credit limit as determined from time to time in the sole discretion of Mobility, net twenty (20) days from date of invoice.


     6.5 Except as provided in the next sentence, Mobility will not invoice Targus separately for Long Lead Components or Custom Components, as such Components will be included in Custom Products which shall be invoiced as provided in Section 6.4 above. However, in the event Targus does not purchase Custom Products in the




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          amounts set forth in the monthly forecast provided to Mobility, then
          Mobility shall have the option, in its sole discretion, to invoice Targus at any time thereafter for such Long Lead Components and/or Custom Components. If so invoiced, the payment for such Long Lead Components and Custom Components shall be due and payable net thirty
          (30) days from date of invoice.

     6.6 All amounts payable by Targus to Mobility under this Agreement and under the PO's shall be paid in United States dollars.

7.   CONFIDENTIAL INFORMATION AND COVENANT NOT-TO-COMPETE

     7.1 All copies of any confidential information delivered by any Party to the other Party pursuant to or as a result of this Agreement shall, upon the written request of the Party delivering the same, be promptly returned by the Party receiving the same, and each receiving Party agrees that it will hold in confidence such confidential information delivered from the other Party and shall use such confidential information only in furtherance of and in connection with this Agreement and its performance hereunder and not for any other purpose. For purposes of the preceding sentence, "confidential information" shall not include information which: (i) is or becomes generally available to the public other than as a result of disclosure which is in violation of this Section; (ii) was known by the receiving Party on a non-confidential basis prior to the disclosure thereof; or (iii) is acquired by the receiving Party from a third party who has not confidential commitment to the delivering Party with respect to the same.

     7.2 During the Term, Targus will not acquire, manufacture, sell, or offer to sell any product which is competitive with the Products, except as provided for in section 6.1, unless there are extenuating circumstances. Extenuating circumstances can include significant technological, regulatory, performance, function, quality and other differences between the Products and competitive products which Mobility is unable or unwilling to address. If Targus believes that extenuating circumstances exist, then Targus will notify Mobility in writing of such circumstances and Targus will work in good faith with Mobility for a period of four months to address such circumstances.

8.   MARKETING PRODUCTS

     8.1 Targus agrees to make a good faith effort to market and sell the Products on a non-exclusive basis (exclusive basis for Custom Products), world-wide through all of its distribution channels. Good faith effort means that Targus will market and sell the Products subject to local market conditions, the presence or absence of competition, and product pricing.

9.   PO CHANGES

     9.1 Targus may, upon written notice, modify any PO, other than the Master PO and Individual POs as described in Attachment 5, within the following parameters:

          1 PO's for Products to be delivered within thirty (30) days from the date of any such notice are non-cancellable and may not be rescheduled.



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          2.   PO's for Products to be delivered between thirty one (31) days and sixty (60) days from the date of any such notice are not cancellable, but can be rescheduled for a maximum of thirty (30) days from the original delivery date.

          PO's for Products to be delivered more than sixty (60) days from the date of any such notice may be rescheduled or canceled prior to the commencement of such sixty (60) day period and may be rescheduled during such sixty (60) day period as provided in (2) above. PO's for NRE and Tooling Charges are non-cancellable and cannot be rescheduled.

10.  DISPUTES

     10.1 The Parties will attempt to resolve disputes through ascending levels of management. Disputes which cannot be resolved by negotiation between the Parties may be referred to arbitration by an international arbitration body acceptable to both Parties, provided no arbitrator shall have authority to award any indirect or speculative damages (including, without limitation, consequential, incidental, special or punitive damages).

11.  GOVERNING LAW

     11.1 This Agreement, and PO's issued hereunder, shall be governed by and interpreted in accordance with the substantive and procedural laws of the State of Arizona, United States of America, and each Party hereby submits to the jurisdiction and venue of the courts of the State of Arizona county of Maricopa.

     11.2 The United Nations Convention on the international Sale of Goods shall not apply to this Agreement or any PO issued thereunder.

12.  LIMITATION OF LIABILITY

     12.1 Each Party hereby waives any right to recover any indirect or speculative damages (including, without limitation, consequential, incidental, special or punitive damages) from the other Party.

13.  GENERAL PROVISIONS

     13.1 The Parties agree that Mobility shall bear the loss for the destruction of any completed or partially completed Products which may occur prior to delivery thereof ("delivery" being defined as F.O.B. point of shipment), and that Targus shall bear the loss from the destruction or breakage of any Products after delivery thereof.

     13.2 This Agreement is subject to strikes and lockouts or refusal of employees to work, or the inability of Mobility to be able to cause Products manufactured for Mobility outside of the United States of America to be delivered into the United States of America, and for such cause that portion of this Agreement affected thereby may be suspended during the continuance thereof. Impossibility of performance by reason of any legislative, executive or judicial act of any government or state any other similar or dissimilar cause which cannot be presented by either Party or by the


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          exercise of proper diligence, shall excuse performance of this
          Agreement. Bankruptcy of either Party shall allow the other Party, at its sole discretion, to terminate this Agreement. The Parties agree that the Party who is unable to perform its obligations hereunder because of any of the reasons set forth in this Section 12.2 shall give prompt written notice to the other Party of such inability to perform.

     13.3 This Agreement and all terms, covenants and conditions contained herein shall inure to the benefit of and shall be binding upon the undersigned Parties and their respective heirs' executors, administrators, trustees, successors and assigns. Neither Party may assign or transfer any of its rights or obligations hereunder without prior written consent of the other Party, which consent shall not be unreasonably withheld.

     13.4 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been delivered on the date on which it is hand-delivered or delivered by facsimile, or on the third business day following the date on which it is mailed, first-class, postage prepaid, and registered or certified with return receipt requested. For purposes of notice, the addresses of the parties shall be:

               If to Targus:       Targus, Inc.
                                   6180 Valley View
                                   Buena Park, CA 90620
                                   Ph:   (714) 523-5429
                                   Fax:  (714) 523-0153
                                   Attn: David Cartwright

                                   Port, Inc.
                                   66 Fort Point Street
                                   Norwalk, CT 06855
                                   Ph:   (203) 852-1102
                                   Fax:  (203) 866-0221
                                   Attn: Sean O'Connor

               If to Mobility:     Mobility Electronics
                                   7955 Redfield Road
                                   Scottsdale, AZ 85260
                                   Ph:   (602) 596-0061
                                   Fax:  (602) 596-0349
                                   Attn: Cameron Wilson

          Any Party may change its address for notice by written notice given to the other Party in accordance with this Section.

     13.5 Any debts, obligations, covenants or liabilities accrued hereunder between the Parties hereto shall survive the expiration or termination of this Agreement for whatever reason.

     13.6 This Agreement (including the Attachments hereto) constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with



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          respect to the subject matter hereof. Each of the Parties agrees to take such actions as may be necessary or desirable to implement and retain the intent and spirit of this Agreement, and omit to take such actions which could hinder the furtherance of such intent and spirit.

     13.7 If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     13.8 The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Agreement.

     13.9 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of this shall constitute one and the same instrument by only one of which need be produced.

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     EXECUTED as of the date first above written.

                                       TARGUS GROUP INTERNATIONAL, INC.

                                       By: /s/ DAVE CARTWRIGHT
                                           ------------------------------------

                                       Its: President
                                            -----------------------------------

                                       PORT, INCORPORATED

                                       By: /s/ SEAN O'CONNER
                                           ------------------------------------

                                       Its: CEO
                                            -----------------------------------

                                       ELECTRONICS ACCESSORY
                                       SPECIALISTS INTERNATIONAL, INC.

                                       By: /s/ CAMERON WILSON
                                           ------------------------------------

                                       Its: President
                                            -----------------------------------


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